LP Reports First Quarter 2019 Results; Provides Strategic Update and Reaffirms 2019 Guidance
First Quarter Results

•	Net sales for the first quarter of $582 million, 16 percent lower than the prior year.

•	SmartSide sales increased 13 percent compared to the first quarter of 2018.

•	Overall OSB price realization dropped 29 percent.

•	Net income attributed to LP for the first quarter was $27 million ($0.20 per diluted share).

•	Non-GAAP adjusted income from continuing operations was $17 million ($0.13 per diluted share).

•	Adjusted EBITDA for the first quarter was $58 million.

Strategic Update and Execution of Capital Allocation Plan

•	LP re-affirms its long-term SmartSide Strand revenue growth target of 12-14 percent.

•	Reporting $8 million in operational improvements and supply chain optimization towards 2021 target of $75 million.

•	Paid $438 million in the first quarter as part of share repurchase programs.

•	Paid $17 million quarterly cash dividend and announced an additional $0.135 per share dividend.

Nashville, TN., May 7, 2019 - Louisiana-Pacific Corporation (LP) (NYSE: LPX) today reported first quarter ended March 31, 2019 financial results, provided a strategic update and reported on progress on capital allocation plan.

First Quarter Performance

"Although the first quarter results were impacted by increasing macro environment headwinds, our transformation into a leading building solutions company continues," said Brad Southern, LP Chief Executive Officer. "Our first quarter results include 13 percent revenue growth in LP SmartSide Trim & Siding, the launch of two new innovative products, LP SmartSide Smooth Trim & Siding and LP WeatherLogic, and we increased our volume of Structural Solutions (value-added OSB) to 40 percent of total OSB sold."

Strategic Update

LP sees continued growth opportunities in its Siding business and is re-affirming its long term SmartSide Strand revenue growth target of 12-14 percent. In addition, LP reports operational improvements through overall equipment effectiveness (OEE) and supply chain optimization of $8 million in the first quarter of 2019. This improvement is part of our opportunity to improve EBITDA by $75 million by 2021 through the following controllable levers:

•	$40 million from sustainable improvement in Overall Equipment Effectiveness across its Siding and OSB mills;

•	Approximately $25 million from supply chain optimization across its $1.1 billion of addressable spend (approximately $8 million of incremental impact annually); and

•	$10 million from its investment in line management and infrastructure optimization.
Execution of Capital Allocation Plan
During the quarter, LP entered into a $400 million accelerated share repurchase program and purchased the remaining $38 million under the previous $250 million stock repurchase authorizations. LP reaffirms its commitment to the maximum liquidity target of $400 million, comprising $200 million in cash on hand and $200 million in available debt capacity. Additionally, LP announced its quarterly cash dividend of $0.135 per share will be paid on June 3, 2019 to shareholders of record on May 21, 2019.

First Quarter Results

For the first quarter of 2019, LP reported net sales of $582 million, down from $691 million in the first quarter of 2018. For the first quarter of 2019, LP reported net income attributed to LP of $27 million, or $0.20 per diluted share, compared to $91 million, or $0.62 per diluted share, for the first quarter of 2018. Non-GAAP adjusted income from continuing operations was $17 million, or $0.13 per diluted share. Adjusted EBITDA for the first quarter of 2019 was $58 million compared to $159 million in the first quarter of 2018.

Segment Results

Siding

The Siding segment consists of LP SmartSide® trim and siding, LP CanExel® prefinished siding, as well as LP Outdoor Building Solutions® innovative products for premium outdoor buildings. The Siding segment reported net sales of $236 million in the first quarter of 2019, an increase of $9 million from $227 million in the first quarter of 2018. For the first quarter of 2019, the Siding segment reported operating income of $33 million compared to $36 million in the first quarter of 2018. For the first quarter of 2019, Adjusted EBITDA for this segment was $42 million compared to $45 million in the first quarter of 2018.

Oriented Strand Board

The OSB segment manufactures and distributes OSB structural panel products including LP OSB, LP TechShield® radiant barrier, LP TopNotch® sub-flooring, LP Legacy® super tough, moisture-resistant sub-flooring and LP FlameBlock® fire-rated sheathing. The OSB segment reported net sales of $208 million in the first quarter of 2019, a decrease of $105 million from $313 million of net sales in the first quarter of 2018. The OSB segment reported an operating loss of $8 million compared to operating income of $89 million in the first quarter of 2018. For the first quarter, Adjusted EBITDA for this segment was $8 million compared to $105 million in the first quarter of 2018. The decrease in selling price negatively impacted operating results and

Adjusted EBITDA by approximately $93 million for the quarter as compared to the first quarter of 2018.

Engineered Wood Products (EWP)

The EWP segment is comprised of LP SolidStart® I-Joist (IJ), Laminated Veneer Lumber (LVL) and Laminated Strand Lumber (LSL) and other related products. The EWP segment reported net sales of $90 million in the first quarter of 2019, a decrease of $15 million, from $106 million in the first quarter of 2018. The EWP segment reported operating income of $3 million compared to breakeven in the first quarter of 2018. For the first quarter, Adjusted EBITDA for this segment was $7 million compared to $5 million in the first quarter of 2018.

South America

The South America segment is comprised of facilities in Chile and Brazil. The segment reported net sales of $45 million in the first quarter of 2019, an increase of $3 million from $42 million in the first quarter of 2018. The South America segment reported operating income of $8 million compared to $9 million in the first quarter of 2018. For the first quarter, Adjusted EBITDA from for this segment was $10 million compared to $11 million in the first quarter of 2018.
2019 Guidance
LP’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in LP’s “Forward-Looking Statements.”

•	Given its current outlook, LP expects capital expenditures for 2019 to be in the range of $150 million to $180 million.

•	LP is maintaining its long-term growth target of 12-14 percent on SmartSide Strand sales growth but is guiding to the lower end of the range for 2019 based upon projected flat housing starts.

About LP Building Solutions

As a proven leader in high-performance building solutions, LP Building Solutions manufactures uniquely engineered, innovative building products that meet the demands and needs of the building industry. Its extensive product portfolio includes durable and dependable exterior siding and trim systems, engineered wood framing and structural panels for single-family homes, multifamily projects, repair and remodel markets, light commercial facilities and outdoor buildings. LP also provides industry-leading service and warranties to help customers build smarter, better and faster. Founded in 1973, LP is a global company headquartered in Nashville, Tennessee, and traded on the New York Stock Exchange under LPX. For more information, visit LPCorp.com.

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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: changes in governmental fiscal and monetary policies, including tariffs, and levels of employment; changes in general economic conditions; changes in the cost and availability of capital; changes in the level of home construction and repair activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost of and availability of energy, primarily natural gas, electricity and diesel fuel; changes in the cost of and availability of transportation; changes in other significant operating expenses; changes in exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real and Chilean peso; changes in general and industry-specific environmental laws and regulations; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; the resolution of existing and future product-related litigation and other legal proceedings; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; the costs, and acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. Investors are cautioned that many of the assumptions upon which LP's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which LP cannot control, and production volumes and costs, some aspects of which LP may not be able to control. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

Use of Non-GAAP information
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release discloses segment earnings (loss) from continuing operations before interest expense, taxes, depreciation and amortization and exclude stock based compensation expense, (gain) loss on sales or impairment of long-lived assets, other operating credits and charges, net, loss on early debt extinguishment, investment income and other non-operating items as Adjusted EBITDA which is a non-GAAP financial measure. It also discloses Adjusted income from continuing operations which excludes (gain) loss on sale or impairment of long-lived assets, interest outside of normal operations, other operating credits and charges, net, early debt extinguishment and adjusts for a normalized tax rate. Adjusted EBITDA and Adjusted income from continuing operations are not a substitute for the GAAP measure of net income or operating cash flows or other GAAP measures of operating performance or liquidity.
LP has Adjusted EBITDA in this press release because it uses this as important supplemental measure of our performance and believe that similarly-titled measures are frequently used by securities analysts, investors and other interested persons in the evaluation of companies in our industry, some of which present similarly-titled measures when reporting their results. LP uses Adjusted EBITDA to evaluate its performance as compared to other companies in its industry that have different financing and capital structures and/or tax rates. It should be noted that companies calculate similarly-titled measures differently and, therefore, as presented by LP may not be comparable to similarly-titled measures reported by other companies. In addition, Adjusted EBITDA has material limitations as a performance measure because it excludes interest expense, income tax (benefit) expense and depreciation and amortization which are necessary to operate our business or which LP otherwise incurred or experienced in connection with the operation of its business.
LP believes that Adjusted income from continuing operations, which excludes (gain) loss on sale or impairment of long-lived assets, interest outside of normal operations, other operating credits and charges, net and early debt extinguishment, adjusted for a normalized tax rate is a useful measure for evaluating our ability to generate earnings and that providing this measure will allow investors to more readily compare the earnings referred to in the press release to our earnings for past and future periods. LP believes that this measure is particularly useful where the amounts of the excluded items are not consistent between the periods presented. It should be noted that other companies may present similarly-titled measures differently and, therefore, as presented by LP may not be comparable to similarly-titled measures reported by other companies. In addition, Adjusted income (loss) from continuing operations has material limitations as a performance measure because it excludes items that are actually incurred or experienced in connection with the operations of its business.

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended
	March 31,
	2019	2018
Net sales	$582	$691
Cost of sales	501	515
Gross profit	81	177

Selling, general and administrative expenses	57	51
(Gain) loss on sale or impairment of long lived assets, net	1	(1)
Other operating credits and charges, net	2	—
Income from operations	22	127

Non-operating income (expense):
Interest expense, net of capitalized interest	(4)	(4)
Investment income	5	3
Other non-operating items	11	(1)
Total non-operating income (expense)	12	(3)

Income from continuing operations before taxes	34	125
Provision for income taxes	7	30
Income from continuing operations	26	95

Loss from discontinued operations	—	(4)

Net income	26	91
Less: Net loss attributed to non-controlling interest	—	—
Net income attributed to Louisiana-Pacific Corporation	$27	$91

Amounts attributed to Louisiana-Pacific Corporation shareholders:
Income from continuing operations, net of tax	27	95
Income from discontinued operations, net of tax	—	(4)
	$27	$91
Net income per share of common stock:
Income from continuing operations	$0.20	$0.66
Loss from discontinued operations	—	(0.03)
Net income per share - basic	$0.20	$0.63
Diluted net income per share of common stock:
Income from continuing operations	$0.20	$0.65
Loss from discontinued operations	—	(0.03)
Net income per share - diluted	$0.20	$0.62

Weighted average shares of stock outstanding - basic	131	145
Weighted average shares of stock outstanding - diluted	132	147

CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$361	$878
Receivables, net of allowance for doubtful accounts of $2 million at March 31, 2019 and $1 million at December 31, 2018	166	128
Inventories	310	273
Prepaid expenses and other current assets	9	8
Total current assets	846	1,287
Timber and timberlands	56	62
Property, plant and equipment, net	1,031	1,010
Goodwill and other intangible assets	48	26
Operating lease assets	23	—
Investments in and advances to affiliates	9	49
Restricted cash	14	13
Other assets	65	61
Deferred tax asset	3	4
Total assets	$2,094	$2,514
LIABILITIES AND EQUITY
Current portion of long-term debt	$5	$5
Accounts payable and accrued liabilities	229	233
Income taxes payable	1	21
Current portion of contingency reserves	2	2
Total current liabilities	238	262
Long-term debt, excluding current portion	347	347
Deferred income taxes	70	62
Non-current operating lease liabilities	14	—
Contingency reserves, excluding current portion	8	9
Other long-term liabilities	131	135
Redeemable noncontrolling interest	14	—
Stockholders’ equity:
Common stock	141	153
Additional paid-in capital	373	458
Retained earnings	1,314	1,613
Treasury stock	(412)	(378)
Accumulated comprehensive loss	(144)	(146)
Total stockholders’ equity	1,273	1,700
Total liabilities and stockholders’ equity	$2,080	$2,514

CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26	$91
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31	31
Equity in (income) loss of unconsolidated affiliates, including dividends	(2)	(1)
(Gain) loss on sale or impairment of long-lived assets, net	1	(1)
Other operating credits and charges, net	2	—
Gain on acquisition	(14)	—
Stock-based compensation related to stock plans	2	2
Exchange (gain) loss on remeasurement	2	—
Cash settlements of warranties, net of accruals	(1)	4
Pension expense, net of contributions	1	2
Other adjustments, net of acquisition	—	1
Changes in assets and liabilities:
(Increase) decrease in receivables	(35)	(29)
(Increase) decrease in inventories	(36)	(54)
(Increase) decrease in prepaid expenses	—	(1)
Increase (decrease) in accounts payable and accrued liabilities	(15)	(38)
Increase (decrease) in income taxes payable and deferred income taxes	(15)	25
Net cash used in operating activities	(54)	31
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(43)	(43)
Proceeds from sales of assets	—	1
Cash acquired in acquisition	40	—
Other investing activities	(1)	—
Net cash used in investing activities	(5)	(43)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of cash dividends	(17)	(19)
Purchase of stock	(438)	—
Taxes paid related to net share settlement of equity awards	(4)	(6)
Other financing activities	—	3
Net cash used in financing activities	(459)	(22)
EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	—	1
Net increase in cash, cash equivalents and restricted cash	(517)	(32)
Cash, cash equivalents and restricted cash at beginning of period	892	941
Cash, cash equivalents and restricted cash at end of period	$375	$909

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended
	March 31,
	2019	2018
Net sales:
Siding	$236	$227
OSB	208	313
EWP	90	106
South America	45	42
Other	4	3
Intersegment sales	(2)	—
	$582	$691
Operating profit (loss):
Siding	$33	$36
OSB	(8)	89
EWP	3	—
South America	8	9
Other	(4)	(2)
Other operating credits and charges, net	(2)	—
Gain (loss) on sale or impairment of long-lived assets, net	(1)	1
General corporate and other expenses, net	(8)	(6)
Interest expense, net of capitalized interest	(4)	(4)
Investment income	5	3
Other non-operating items	11	(1)
Income from continuing operations before taxes	34	125
Provision for income taxes	7	30
Income from continuing operations	$26	$95

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
KEY STATISTICS

	Quarter Ended March 31,
Housing starts[1]:	2019	2018
Single Family	185	194
Multi-Family	76	95
	261	289

[1] Actual U.S. Housing starts data reported by U.S. Census Bureau

The following table sets forth North America sales volumes for the quarter ended March 31, 2019 and 2018:

	Quarter Ended March 31, 2019				Quarter Ended March 31, 2018
Sales Volume	Siding	OSB	EWP	Total	Siding	OSB	EWP	Total
SmartSide® Strand siding (MMSF)	284	—	—	284	262	—	—	284
SmartSide® fiber siding (MMSF)	53	—	—	53	56	—	—	53
CanExel® siding (MMSF)	15	—	—	15	13	—	—	15
OSB - commodity (MMSF)	17	571	9	597	31	616	11	597
OSB - value added (MMSF)	1	390	5	396	27	383	11	396
LVL (MCF)	—	—	1,504	1,504	—	—	1,902	1,504
LSL (MCF)	—	—	797	797	—	—	877	797
I-joist (MMLF)	—	—	18	18	—	—	24	18

Reconciliation of Net income to Adjusted EBITDA

Quarter Ended March 31, 2019 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Net income (loss)	$33	$(8)	$3	$8	$(4)	$(6)	$26
Loss from discontinued operations, net of tax	—	—	—	—	—	—	—
Net loss attributable to non-controlling interest	—	—	—	—	—	—	—
Income (loss) from continuing operations attributable to LP	33	(8)	3	8	(3)	(6)	27
Provision for income taxes	—	—	—	—	—	7	7
Interest expense, net of capitalized interest	—	—	—	—	—	4	4
Depreciation and amortization	9	15	4	2	1	—	31
Stock-based compensation expense	1	1	—	—	—	1	2
Loss on sale or impairment of long-lived assets, net	—	—	—	—	—	1	1
Investment income	—	—	—	—	—	(5)	(5)
Other operating credits and charges, net	—	—	—	—	—	2	2
Other non-operating items	—	—	—	—	—	(11)	(11)
Adjusted EBITDA	$42	$8	$7	$10	$(2)	$(7)	$58
Adjusted EBITDA Margin	18%	4%	8%	23%	(55)%	NA	10%

Quarter Ended March 31, 2018 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Net income (loss)	$36	$89	$—	$9	$(6)	$(37)	$91
Loss from discontinued operations before taxes	—	—	—	—	5	—	5
Benefit for income taxes	—	—	—	—	(1)	—	(1)
Income (loss) from continuing operations	36	89	—	9	(2)	(37)	95
Provision for income taxes	—	—	—	—	—	30	30
Interest expense, net of capitalized interest	—	—	—	—	—	4	4
Depreciation and amortization	9	15	5	2	—	—	31
Stock-based compensation expense	—	1	—	—	—	1	2
Gain on sale or impairment of long-lived assets, net	—	—	—	—	—	(1)	(1)
Investment income	—	—	—	—	—	(3)	(3)
Other operating credits and charges, net	—	—	—	—	—	—	—
Other non-operating items	—	—	—	—	—	1	1
Adjusted EBITDA	$45	$105	$5	$11	$(2)	$(5)	$159
Adjusted EBITDA Margin	20%	33%	5%	26%	(75)%	NA	23%

Reconciliation of Net income to Adjusted income from continuing operations

	Quarter Ended
	March 31,
	2019	2018
Net income	$26	$91
Add (deduct):
Net loss attributed to noncontrolling interest	—	—
Loss from discontinued operations	—	4
(Gain) loss on sale or impairment of long-lived assets, net	1	(1)
Other operating credits and charges, net	2	—
Gain on acquisition	(14)	—
Reported tax provision	7	30
Normalized tax provision at 25%	(6)	(31)
Adjusted income from continuing operations	$17	$93
Diluted shares outstanding	132	147
Adjusted income from continuing operations per diluted share	$0.13	$0.63